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                                  EXHIBIT 10.1

                    EMPLOYMENT AGREEMENT FOR RAMI S. RAMADAN


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                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is dated as of the 12th day of July, 1999 and is by and between Trans World Gaming Corp., a Nevada corporation (the "Corporation") and Rami S. Ramadan (the "Executive").


                                   WITNESSETH:

         WHEREAS, the Corporation desires to employ the Executive as Chief Executive Officer and Chief Financial Officer and the Executive desires to be employed by the Corporation;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) AFFILIATES. "Affiliates" of the Corporation, or a person "affiliated" with the Corporation, are any persons or entities which, directly or indirectly, through one or more intermediaries, controls or are controlled by or are under common control with, the persons or entities specified.

         (b)  BASE SALARY. "Base Salary" shall have the meaning set forth in
Section 3(a) hereof.

         (c) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties which failure is not reasonably cured within ten (10) days after receipt of written notice from the Corporation, repeated unauthorized absences from work, the commission of an act indictable as a felony, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or of a final cease-and-desist order or a material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Corporation. Cause shall be determined by the affirmative vote of a majority of the whole Board of Directors (excluding the Executive, if the Executive is a member of the Board) after the Executive has been provided the opportunity to make a presentation to the Board, which presentation to the Board may be with counsel.

         (d) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean the occurrence of any of the following events: (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the


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Exchange Act) or group of persons other than the Executive, the Corporation or
Value Partners, Ltd., is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) during any period of thirty six consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, Disability or for Retirement, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice. For purposes of this Agreement, the Date of Termination shall also mean the date of the occurrence of a Change of Control of the Corporation which shall be determined by the Board of Directors in good faith for purposes of this Agreement.

         (f) DISABILITY. Termination by the Corporation of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Corporation or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g)  IRS. "IRS" shall mean the Internal Revenue Service.

         (h) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Corporation for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Corporation's termination of Executive's employment for Cause for which the Date of Termination may be the date of the notice; and (iv) is given in the manner specified in Section 13 hereof.

         (i) PERSON. "Person" means any individual, trust, partnership, corporation, limited liability company, association, or other legal entity.

         (j) RETIREMENT. "Retirement" shall mean voluntary termination by the Executive in accordance with the Corporation's retirement policies, including early retirement, generally applicable to the Corporation's salaried employees.

         (k) SUBSIDIARY. "Subsidiary" shall mean any subsidiary of the Corporation.

         2.   TERM OF EMPLOYMENT.

         (a) The Corporation hereby employs the Executive as Chief Executive Officer and Chief Financial Officer of the Corporation, and Executive hereby accepts said employment and agrees to render such services to the Corporation for a period of three (3) years commencing on the date hereof, on the terms and conditions set forth in this Agreement. This Agreement shall, on the third anniversary of the date first above written (the "Expiration Date"), renew automatically, without the action of any party, for an additional three (3) year term unless either the Executive or the Corporation provides to the other written notice of such party's desire that the Agreement not so renew no less than sixty (60) days prior to the Expiration Date. Thereafter, this Agreement shall renew automatically, without the action of any party, for three (3) year terms on each third anniversary of the date first above written ("Extended Expiration Date") unless either party provides written notice to the other of such party's desire that the Agreement not so renew no less than sixty (60) days prior to each Extended Expiration Date.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Corporation as is consistent with his title of Chief Executive Officer and Chief Financial Officer and as directed, from time to time, by the Board of Directors. The Executive shall be responsible for the profitability of the Corporation, its financial reporting, strategic planning as well as the supervision of the Corporation's day-to-day operations. The Executive shall devote his full time, attention and energies to the business of the Corporation and shall not, during the term hereof (as described in Section 2(a)), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, except for (i) volunteer services for or on behalf of such religious, educational, non-profit and/or other eleemosynary organization as Executive may wish to serve, (ii) service as a director of as many as three (3) for-profit business activities, (iii) services as an officer or employee of another for-profit business as permitted by a vote of Board of Directors (without the Executive's participation or vote, if the Executive is a member of the Board), and (iv) such other activities as may be specifically approved by the Board of Directors (without the Executive's participation or vote, if the Executive is a member of the Board). This restriction shall not, however, preclude the Executive from employment in any capacity with Affiliates of the Corporation, nor shall any remuneration from such Affiliates be considered in calculating the Base Salary (as defined in Section 3(a)) due to Executive hereunder.

         3.   COMPENSATION AND BENEFITS.

         (a) For services rendered hereunder by the Executive, the Corporation shall compensate and pay Executive for his services during the term of this Agreement at a base salary of three hundred thousand dollars ($300,000.00) per year of this Agreement ("Base Salary"), payable in semi-monthly increments, commencing on a pro-rata basis in calendar year 1999, which Base Salary may be increased (for any future year) from time to time in such amounts as may be determined by the Board of Directors of the Corporation.

         (b)(i) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, including the Corporation's Management Incentive Plan (the "Bonus Plan"), and any other profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Corporation, to the extent commensurate with his then existing duties and responsibilities, as fixed by the Board of Directors of the Corporation. The Corporation shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Corporation and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Corporation. Nothing paid to Executive or on his behalf under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of or to reduce the Base Salary payable to Executive pursuant to Section 3(a) hereof.

              (ii) The Executive shall be immediately qualified to participate in the Bonus Plan upon the signing of this Agreement. Any payment of a bonus to the Executive pursuant to the Bonus Plan will be contingent upon his achievement of performance goals set in advance by Corporation's Board of Directors. Thereafter, (i.e., for the calendar year 2000 and beyond), the performance goals under the Bonus Plan shall be negotiated in good faith and determined by mutual consent of the Executive and the Board of Directors. Bonus Plan awards are incentive-based awards and are granted from a discretionary pool of funds set aside from incremental profits of the Corporation. An award will be granted to the Executive under the Bonus Plan only when, or if, the Executive accomplishes the standards set for him thereunder.

         (c) During the initial three-year term of the Agreement, the Executive shall be entitled to receive, in the aggregate, options to purchase 300,000 shares of the Corporation's Common Stock pursuant to the terms and conditions of the Corporation's 1998 Stock Option Plan (the "Plan") (the "Options"). The Options shall be granted in three separate, equal, annual installments, each of which shall have a five year term commencing upon the date on which each installment is granted. The Options shall be granted by separate Option Agreements in accordance with the Plan and shall vest in the following matter:

              (i) Upon commencement of the first year this Agreement (i.e., upon the date of the execution of this Agreement by the Corporation), the Executive shall receive 100,000 options which shall be immediately exercisable at $0.50 per share for a five year term (the "First Year Options");

              (ii) Upon commencement of the second year of this Agreement, the Executive shall receive an additional 100,000 options, which shall be vested and immediately exercisable at $0.55 per share for a five year term (the "Second Year Options"). In addition, upon commencement of the second year of this Agreement, the effective exercise price of any unexercised First Year Options shall be increased to $0.55 per share (the "First Year Carry-Over Options");

              (iii) Upon commencement of the third year of this Agreement, the Executive shall receive a final installment of 100,000 options, which shall be vested and immediately exercisable at $0.61 per share for a five year term (the "Third Year Options"). In addition, upon commencement of the third year of this Agreement, the effective exercise price of any unexercised First Year CarryOver Options and any unexercised Second Year Options shall be increased to $0.61 per share (all of such unexercised options, collectively, the "Second Year Carry-Over Options"); and

              (iv) Should the Corporation experience a Change in Control prior to the end of the initial three-year term of this Agreement, all remaining Options, if any, whether or not previously vested, shall be immediately granted and become immediately vested and exercisable at the then-applicable exercise price as provided in Subsections 3(c)(i)-(iii) hereof. (So, for example, if the Change in Control occurs in the second year of this Agreement, all 300,000 options will be immediately granted and become immediately vested and exercisable at $0.55 per share).

         (d) During the term of this Agreement, Executive shall be entitled to three (3) weeks (15 working days) paid vacation in each calendar year to be taken and determined in accordance with the vacation policies and procedures as established from time to time by the Board of Directors of the Corporation. Executive shall also be entitled to all paid holidays to which similarly situated executives and key management employees of the Corporation are entitled. The Executive shall be entitled to paid leave due to physical illness in each calendar year to be taken and determined in accordance with the policies and procedures as established from time to time by the Board of Directors. Executive shall not be entitled to receive any additional compensation from the Corporation for failure to take a vacation, or failure to use "sick days," nor shall Executive be able to accumulate unused vacation or "sick" time from one year to the next, except to the extent authorized by the Board of Directors of the Corporation or pursuant to the policies of the Corporation.

         (e) The Executive shall at all times during the period of the Executive's employment under this Agreement be eligible to participate in and to be covered by all plans, if any, effective generally with respect to executives of the Corporation with respect to life insurance, accident insurance, health insurance, hospitalization, disability, and other benefits of whatsoever kind or description, to the extent the Executive is eligible under the terms of such plans, on the same basis as other executives of the Corporation and without restriction or limitation by reason of this Agreement. The Corporation shall maintain coverage for the Executive to the fullest extent possible under the Corporation's Director and Officers Liability Insurance Plan. In addition, the Executive shall be entitled to indemnification for his acts as an executive officer of the Corporation to the fullest extent as provided in the Corporation's Articles of Incorporation and Bylaws and as provided under the corporate law of the State of Nevada.

         (f) The Corporation shall provide the Executive with secretarial and support staff and suitably furnished offices and conference facilities in New York, New York and in such other location, if any, in which the Executive hereafter is required to perform services on behalf of the Corporation, all of which shall be sufficient for the efficient performance of those duties. The

Executive understands and agrees that the office location of the Corporation may be relocated from New York City, New York during the term of this Agreement and agrees to relocate upon the request of the Board of Directors without additional compensation.

         (g) The Executive shall be entitled to all of the fringe benefits and perquisites of office of whatsoever kind or description made available generally to other executives of the Corporation, including, but not limited to, customary paid holidays, without restriction or limitation by reason of any specific benefit provided for in this Agreement.

         4. EXPENSES. The Corporation shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Corporation, including, but not by way of limitation, traveling expenses, and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Corporation. The Corporation shall furnish to the Executive a 1998 Infinity QX4 automobile and shall pay for all gas, oil, repairs, maintenance, insurance and other related costs of such vehicle's operation. If any expenses are paid in the first instance by Executive, the Corporation shall reimburse the Executive therefor upon submission of the appropriate documentation therefor.

         5.   TERMINATION.

         (a) The Corporation shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that (i) Executive's employment is terminated by the Corporation for Cause or (ii) Executive terminates his employment hereunder other than as a result of a Change in Control of the Corporation, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (c) In the event that the Executive's employment is terminated by the Corporation other than for Cause (not including Disability or Retirement or the expiration of this Agreement in accordance with its terms), within six (6) months after the date of this Agreement, the Corporation, upon receipt of a release satisfactory to the Corporation, shall pay to the Executive one year's Base Salary in one lump-sum payment within thirty (30) days after the Date of Termination. In the event that the Executive's employment is terminated by the Corporation other than for Cause (not including Disability or Retirement or the expiration of this Agreement in accordance with its terms) at any time after six
(6) months after the date of this Agreement, the Corporation, upon receipt of a release satisfactory to the Corporation, shall pay to the Executive two year's Base Salary in one lump sum payment within sixty (60) days after the Date of Termination. In the event the Executive's employment is terminated pursuant to this Section 5(c), the Corporation shall accelerate the grant date and vesting of all Options, if any, that have not been previously granted as of the Date of Termination ("Accelerated Termination Options"). The Accelerated Termination Options shall become immediately vested and exercisable on the Date of Termination at the then-applicable exercise price as provided in Subsections 3(c)(i)-(iii) hereof. All vested Options shall expire on their stated expiration date and the exercise price of such vested Options as stated in Section 3(c) hereof shall not be altered.

         6.   MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another corporation after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Corporation pursuant to employee benefit plans of the Corporation or otherwise.

         7. WITHHOLDING. All payments required to be made by the Corporation hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine should be withheld pursuant to any applicable law or regulation.

         8.   NON-SOLICITATION.

         (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and accordingly agrees that, during the term of this Agreement and, in the event that the Executive's employment is terminated other than for Cause (not including Disability or Retirement or the expiration of this Agreement in accordance with its terms), for the period during which the Executive receives severance payments pursuant to Section 5(c) hereof, unless otherwise agreed to in writing by the Corporation, the Executive shall not, either directly or indirectly, in any manner or capacity, whether as principal, agent, partner, officer, director, employee, joint venturer, or corporate shareholder or otherwise for the benefit of any Person, (i) render services to, or solicit the rendering of services to, any Person engaged in the Gaming Business within a Restricted Area (each as defined in Section 8(b) hereof), or (ii) solicit the rendering of services to any Person of any kind whatsoever which is then, or has been at any time during a period of one year prior to the Date of Termination of this Agreement a customer, vendor, supplier, competitor, employee, agent or representative of the Corporation or any of its Subsidiaries in any manner which interferes or might interfere with the relationship of the Corporation with such Person, or in an effort to obtain such Person as a customer, supplier, vendor, employee, agent or representative of any business in competition with the Corporation, or (iii) for a period of two years (2) following the Date of Termination, hire or participate in the hiring by any Person of an employee of the Corporation or any of its Subsidiaries.

         (b) During the term of this Agreement and for a period of two (2) years following the Date of Termination, without the written consent of the Corporation (which may be withheld in its sole discretion) the Executive shall not, directly or indirectly, through majority equity ownership or otherwise, own, operate or make any direct or indirect loan, advance, lease, or other extension of credit, or capital contribution to, or purchase or acquire any capital stock or indebtedness or similar instrument of, or make any type of majority equity investment (including investments in securities or instruments convertible into, exchangeable for or exercisable for equity securities) (an "Investment") in or act in any manner or capacity whether as a principal, agent, partner, officer, director, shareholder, employee, joint venturer or otherwise, directly or indirectly for any Person engaged in any casino-style gaming or related gaming enterprise (a "Gaming Business") within a 500 kilometer radius of any of the casino locations of the Corporation or any Affiliate therefore as of the term of this Agreement or the Date of Termination (as the case may be) (the "Restricted Area").

         (c) It is expressly understood and agreed that although the Executive and the Corporation consider the restrictions contained in Sections 8(a) and 8(b) of this Agreement reasonable for the purpose of preserving for the Corporation its goodwill and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 8(a) or 8(b) of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 8(a) or 8(b) (as the case may be) of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

         9. DISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive acknowledges that the Corporation's trade secrets, as they may exist from time to time, and confidential information concerning its programs, technical information, service procedures, business plans and promotion techniques, are valuable, special and unique assets of the Corporation. In light of the highly competitive nature of the industry in which the Corporation's business is conducted, the Executive agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Executive shall be considered confidential information. Executive agrees that he will not disclose any of such secrets, processes or information to any Person or other entity for any reason or purpose whatsoever, except as necessary in the performance of his duties as an employee of the Corporation or as may otherwise be required by the under applicable federal and state law or in compliance with any lawfully served process, nor shall the Executive make use of any such secrets, processes or information (other than information in the public domain) for his own purposes or for the benefit of himself, any Person or other entity (except the Company and its subsidiaries) under any circumstances, during the term of this Agreement for a period of three (3) years after the Date of Termination. The provisions contained in this Section 9 shall also apply to information obtained by the Executive with respect to any future Subsidiary or Affiliate of the Corporation.

         10. BUSINESS INFORMATION. Upon the termination of his employment with the Corporation, Executive (or, as appropriate, his personal representatives) shall deliver to the Corporation (without retaining copies of the same), all plans, codes, designs, correspondence, records, documents, accounts and papers of any description and stored on any media (electronic or otherwise) and any other property of the Corporation within the possession or under the control of Executive (or, as appropriate, his personal representatives) and relating to the affairs and business of the Corporation, whether drafted, created or compiled by Executive or received by Executive from other individuals or entities (whether employees of, or affiliated with, the Corporation).

         11. REMEDIES. The Executive acknowledges and agrees that the Corporation's remedy at law for a breach or threatened breach of any of the provisions of Section 8, Section 9 or Section 10 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 8,
Section 9 or Section 10 of this Agreement, it is agreed that, in addition to any remedy at law, the Corporation shall be entitled to without posting any bond, and the Executive agrees not to oppose the Corporation's request in the nature of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable relief or remedy which may then be available, provided, however, nothing herein shall be deemed to relieve the Corporation of its burden to prove grounds warranting such relief nor preclude the Executive from contesting such grounds or facts in support thereof. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach.

         12. ASSIGNABILITY. The Corporation shall assign this Agreement and its rights and obligations hereunder, including all obligations owed by the Company to the Executive pursuant to Section 3 herein, in whole, but not in part, to any Affiliate or Subsidiary or to any Person with or into which the Corporation may hereafter merge or consolidate or to which the Corporation may transfer all or substantially all of its assets, and if in any such case said Person shall by operation of law or expressly in writing assume all obligations of the Corporation hereunder as fully as if it had been originally made a party hereto. Failure of such person to assume the Corporation's obligations hereunder shall be a material breach of this Agreement and shall entitle the Executive to compensation as set forth in Section 5(c) herein. As used in this Agreement, the term "Corporation" shall mean the Corporation as hereinbefore defined and any successor to or assign of its business and/or assets. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder except with respect to death or Disability benefits payable hereunder or pursuant to plans of the Corporation.

         13. APPROVALS. In the event that any rights granted to the Executive under Section 3 of this Agreement are greater than such rights as he may otherwise be entitled to under the Plan or the Bonus Plan, the terms of this Agreement shall control and take precedence over the Plan and/or the Bonus Plan, as the case may be. The Company hereby represents and agrees that it shall obtain all necessary approvals required in connection with its obligations hereunder, including such approvals as may be required from the Company's Compensation Committee under the terms of the Plan and the Bonus Plan.

         14. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Corporation:  Board of Directors
                              Trans World Gaming Corp.
                              One Penn Plaza, Suite 1503
                              New York, New York 10119
                                      and

         With a copy to:      Elias, Matz, Tiernan & Herrick L.L.P.
                              734 15th Street, N.W.
                              Washington, D.C.  20005
                              Attn: Timothy B. Matz, Esq.

         To the Executive:    Rami S. Ramadan
                              65 Woodlawn Avenue
                              New Rochelle, New York   10804

                                      and

         With a copy to:      Phillips, Lytle, Hitchcock, Blaine & Huber, LLP
                              437 Madison Avenue
                              New York, New York 10022
                              Attn: Claude D. Montgomery, Esq.

         15. AMENDMENT; WAIVER. This Agreement shall be effective as of the date first written above. This Agreement represents the entire agreement of the parties relating to subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such director or directors or officer or officers as may be specifically designated by the Board of Directors of the Corporation to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

         16. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

         17. NATURE OF OBLIGATIONS. The obligations of the Corporation hereunder are unsecured and nothing contained herein shall create or require the Corporation to create a trust of any kind to fund any benefits which may be payable hereunder.

         18. INTERPRETATION AND HEADINGS. This Agreement shall be interpreted in order to achieve the purposes for which it was entered into. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. With respect to Section 8 of this Agreement, in the event any court of competent jurisdiction determines that such provisions are unreasonable or contrary to law with respect to their time or geographic restriction, or both, the parties hereto authorize such court to substitute restrictions as it deems appropriate without invalidating such paragraph or this Agreement.

         20. BINDING AGREEMENT. This Agreement shall inure to the benefit of, and be enforceable by, the parties hereto and their respective personal representative, distributes, devisees, legatees, executors, administrators, heirs, successors and assigns.

         21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed on the 12th day of July, 1999.



ATTEST:                           TRANS WORLD GAMING CORP.


/s/ Maureen Weppler               BY:  /s/ Stanley Kohlenberg
-----------------------              --------------------------
                                       Stanley Kohlenberg
                                       Chief Executive Officer

ATTEST:                           EXECUTIVE



/s/ Maureen Weppler               BY:   /s/ Rami S. Ramadan
-----------------------              --------------------------
                                        Rami S. Ramadan